UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 13, 2008

AboveNet, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23269	11-3168327
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

360 Hamilton Avenue
White Plains, New York	10601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (914) 421-6700

(Former name or former address, if changed since last report)
        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

This report is being filed to supplement the Exhibits in Item 15 of Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which is being filed concurrently on May 13, 2008.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Exhibit Description

10.2
Agreement of Lease dated as of April 23, 1999, by and between 111 Eighth Avenue LLC, as Landlord and Metromedia Fiber Network Services, Inc., as Tenant, including amendments dated as of October 18, 2000, March 13, 2003 and March 1, 2004.

10.3
Agreement of Lease dated as of October 1, 1999, by and between Newport Office Center I Co., as Landlord and Metromedia Fiber Network Services, Inc., as Tenant, and related Right-of-Entry License Agreement and Facilities Management License Agreement.

10.4
Amended and Restated Franchise Agreement dated as of February 28, 2000, by and between The City of New York and Metromedia Fiber Network NYC, Inc. and Stipulation, Agreement and Order by and among the Reorganized Debtors and The New York City Department of Information Technology and Telecommunications Concerning Franchise Agreement, effective January 1, 2004 and approved by the United States Bankruptcy Court on July 12, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 13, 2008
ABOVENET, INC.

	By:	/s/ Robert Sokota
Robert Sokota
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Exhibit Description

10.2
Agreement of Lease dated as of April 23, 1999, by and between 111 Eighth Avenue LLC, as Landlord and Metromedia Fiber Network Services, Inc., as Tenant, including amendments dated as of October 18, 2000, March 13, 2003 and March 1, 2004.

10.3
Agreement of Lease dated as of October 1, 1999, by and between Newport Office Center I Co., as Landlord and Metromedia Fiber Network Services, Inc., as Tenant, and related Right-of-Entry License Agreement and Facilities Management License Agreement.

10.4
Amended and Restated Franchise Agreement dated as of February 28, 2000, by and between The City of New York and Metromedia Fiber Network NYC, Inc. and Stipulation, Agreement and Order by and among the Reorganized Debtors and The New York City Department of Information Technology and Telecommunications Concerning Franchise Agreement, effective January 1, 2004 and approved by the United States Bankruptcy Court on July 12, 2004.